Exhibit 99.3

Old Second Bancorp, Inc.

Bill Skoglund Doug Cheatham Chairman, President & CEO EVP, Chief Financial Officer Old Second Bancorp, Inc. Old Second Bancorp, Inc. 630-906-5483 630-906-5484

Forward-looking Statements In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of Old Second’s operations. Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions. Stockholders should note that many factors could affect the future financial results of Old Second, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risks; economic, political and competitive forces impacting our business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; volatility in interest rates; and other risks and uncertainties which are summarized in our SEC filings. Old Second undertakes no obligation to publicly revise or update these forward-looking statements to reflect events that arise after this presentation. Statements in this presentation may also include adjusted non-GAAP financial measures governed by Regulation G. Generally, we believe that these measures and ratios provide users of our financial information a more accurate view of the performance of the interest-earning assets and interest-bearing liabilities and of our operating efficiency for comparative purposes with other financial holding companies. The reconciliation of each non-GAAP presentation is included herein. and Non-GAAP Disclosures

Transaction Overview Acquisition price: $86,000,000 Consideration: 50% OSBC stock / 50% cash Floating exchange ratio: Based on 30-day average(1) of OSBC stock price 3 days prior to close. OSBC stock price collared between $27.50 and $32.25 Heritage shares outstanding: 8,323 (no options outstanding) Cash financing: Subordinated debt at 6.4% (3-month LIBOR plus 150bps) Tax treatment: Asset sale – 338 (h)(10) election Estimated cost savings: $3.5 million pre-tax Due diligence: Completed Anticipated close: Late 1st quarter / early 2nd quarter 2008 Old Second Bancorp, Inc. has signed a definitive agreement to acquire HeritageBanc, Inc. HeritageBanc is approximately $350 million in total assets and headquartered in Will County, one of the fastest growing counties in Illinois (1)  Volume weighted average price – the average price at which the stock trades, adjusted for the size of each trade.  It is calculated by multiplying the size of every trade by the price, taking the sum of these values, and then dividing by the total trade volume, within the specified time period.

Transaction Overview Structure: Heritage Bank will be merged into Old Second Bank Board of Directors: John Ladowicz, Chairman and Chief Executive Officer of Heritage, will join the OSBC board Management: Patrick Roe, President and Chief Operating Officer of Heritage, will join Old Second as SVP - Regional Manager over the Heritage region Key personnel: Retention arrangements established for key personnel Branches: We expect that all branches will remain open

Transaction Rationale Provides franchise expansion into desirable, higher growth markets Platform to grow in markets south of Chicago and help fill in our footprint surrounding Chicago Substantial cost saving opportunities Opportunity to provide Heritage customers with wealth management services, and expanded mortgage, treasury and retail services Similar relationship-focused banking strategy Significant tax benefit from 338 (h)(10) election Expect EPS and book value per share accretion Higher lending capacity

Heritage Bank Highly profitable and rapidly growing community bank with a long history (50th Anniversary in 2008) $342 million total assets $279 million total loans $301 million total deposits Excellent asset quality Attractive cost of funds and strong net interest margin Strong and experienced management team Experienced employees Attractive branch network in rapidly growing markets Desirable demographic profile Note: Financials above are as of September 30, 2007

Heritage Bank Branch Map

Heritage Branch Network The Heritage branch network includes Frankfort, New Lenox and Chicago Heights. Population Growth(1) Frankfort: 62.91% growth from 2000 to 2006 New Lenox: 35.27% growth from 2000 to 2006 Chicago Heights: (.05)% growth from 2000 to 2006 Heritage Branch Network Growth 2000 – 2006 is 18% Highest Anticipated Growth by 2030 in Northeastern Illinois(2) New Lenox ranked 3rd in region of 272 cities (410% anticipated growth) Frankfort ranked 7th in region of 272 cities (437% anticipated growth) Heritage branch network anticipated growth is 200% by 2030 (1) Source: U.S. Census Bureau (2) Source: Northeastern Illinois Municipalities

Estimated Population Growth Source: NIPC and U.S. Census Bureau 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Frankfort New Lenox Chicago Heights 2000 Census 2006 - Est. 2030 - Est.

Financial Highlights Assets and loans have grown at a compound annual growth rate of 12.6% and 16.8%, respectively, since 2003. Total deposits and core deposits have grown at a compound annual growth rate of 13.7% and 9.3%, respectively, since 2003. Note: Data is bank level. Heritage Bank 156 186 220 252 279 219 247 287 320 342 0 100 200 300 400 2003 2004 2005 2006 9/30/2007 Loans Assets 171 185 198 221 186 219 255 281 301 239 0 100 200 300 400 2003 2004 2005 2006 9/30/2007 Core Deposits Total Deposits

Note: Data is bank level and C-Corp adjusted. Financial Highlights Heritage Bank 2003 2004 2005 2006 YTD 9/30/07 Net income ($000s) 2,669 $ 2,681 $ 3,254 $ 3,691 $ 2,855 $ ROAA 1.31% 1.18% 1.23% 1.25% 1.16% ROAE 15.30% 14.10% 15.40% 15.50% 14.23% NIM 4.34% 4.28% 4.43% 4.42% 4.17% Efficiency ratio 59.9% 62.2% 59.2% 57.8% 60.0% Reserves / loans 1.10% 1.01% 1.01% 1.09% 1.06% NPA's / assets 0.00% 0.04% 0.11% 0.02% 0.00%

Pro Forma Impact

Combined Branch Map OSBC Heritage

Pro Forma Loan Composition September 30, 2007 Loans ($000s) OSBC Heritage Pro Forma 1-4 Family 371,948 $ 48,022 $ 419,970 $ Home Equity 116,071 24,017 140,088 Multifamily 124,625 5,503 130,128 Construction & Development 400,446 77,207 477,653 Commercial RE 632,235 67,890 700,125 Agricultural 64,055 6,502 70,557 Commercial & Industrial 158,564 49,119 207,683 Consumer 13,471 1,090 14,561 Other Loans 10,344 0 10,344 Leases 6,798 0 6,798 ------ ------ ------ Total Loans 1,898,557 $ 279,350 $ 2,177,907 $ 1-4 Family Home Equity Multifamily Construction & Development Commercial RE Agricultural Commercial & Industrial Consumer Other Loans Leases Source: September 30, 2007 Call Report. Old Second Bancorp, Inc. Heritage Bank Pro Forma 20% 6% 7% 21% 33% 3% 8% 1% 17% 9% 2% 28% 24% 2% 18% 19% 6% 6% 22% 33% 3% 10% 1%

Pro Forma Deposit Composition September 30, 2007 Deposits ($000s) OSBC Heritage Pro Forma Demand deposits 283,429 $ 58,476 $ 341,905 $ Other transaction accounts 95,480 45,294 140,774 MMDA & Savings 816,840 78,177 895,017 Retail CD's 590,129 63,036 653,165 Jumbo CD's 412,872 55,634 468,506 ------ ------ ------ Total Deposits 2,198,750 $ 300,617 $ 2,499,367 $ Demand deposits MMDA & Savings Jumbo CD's Other transaction accounts Retail CD's Source: September 30, 2007 Call Report. Old Second Bancorp, Inc. Heritage Bank Pro Forma 19% 27% 37% 13% 4% 15% 19% 26% 21% 19% 19% 26% 35% 14% 6%

Transaction Pricing

Pricing Multiples:	
Price / LTM earnings:	23.8x
Price / book value:	280.3%
Price / tangible book value:	329.6%
Premium / core deposits:	25.1%

Pricing is similar to comparable acquisitions involving sellers that are S-corps located in the Chicago MSA.

					Information at Announcement				
						Price/			
Closing Date	Buyer	Total Assets ($MM)	Seller	City, State	Implied Value ($MM)	Book (%)	Tg. Bk. (%)	LTM EPS (x)	Prem./ Core (%)
05/11/07	First National of Nebraska	12,945	First Marengo Financial Corp.	Marengo, IL	73.0	327.1	327.1	26.2	26.1
04/09/07	Integra Bank Corp.	2,744	Prairie Financial Corporation	Bridgeview, IL	121.7	341.9	341.9	17.7	21.1
02/01/07	Royal Bank of Scotland Group	163,582	GreatBanc Inc.	Lisle, IL	180.0	349.2	353.8	25.6	16.6
04/05/06	BankFinancial Corp	1,573	University National Bank	Chicago, IL	23.9	303.3	303.3	37.6	16.5
01/01/05	Wintrust Financial Corp.	5,326	Antioch Holding Company	Antioch, IL	95.0	284.4	288.6	18.6	21.5
06/01/04	BMO Financial Group	38,767	New Lenox Holding Co.	New Lenox, IL	228.5	311.7	316.6	22.3	18.5
03/01/04	BMO Financial Group	39,349	Lakeland Financial Corp.	Round Lake Heights, IL	34.6	248.3	248.3	14.0	19.5
				Average		**309.4**	**311.4**	**23.1**	**20.0**
				Median		**311.7**	**316.6**	**22.3**	**19.5**
				High		**349.2**	**353.8**	**37.6**	**26.1**
				Low		**248.3**	**248.3**	**14.0**	**16.5**

Note: The price / LTM earnings ratio is calculated based on a tax adjusted basis, assuming a 35% tax rate.

Source: SNL Financial

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Summary Merger consistent with Old Second’s relationship banking strategy Entering desirable high growth markets with outstanding locations Proven management team Heritage is a profitable and high growth bank Significant tax benefit due to 338 (h)(10) election Opportunity to expand wealth management, mortgage, treasury, and retail services Positive impact in key areas including: Growth EPS accretion Net interest margin Credit quality Lending personnel

Old Second Bancorp

Financial Highlights Note: Year-to-date data as of September 30, 2007. (dollars in millions, except per share data) 2001 YTD 2007 Change Assets $1,333 $2,632 97.4% Loans $927 $1,889 103.7% Deposits $1,091 $2,196 101.3% Net income 1 $17.2 $23.4 35.9% Fully diluted EPS 1 $1.11 $1.83 64.6% NPAs / Assets 0.19% 0.21% 0.02% 1 Year-to-date 2007 net income and EPS annualized.

Credit Quality Note: Year-to-date data as of September 30, 2007. Excellent, stable, predictable credit quality Historically, low net charge-offs Low level of non-performing loans to total loans Allowance vs. Non-performing Loans 1.37% 1.02% 1.42% 0.89% 0.91% 1.31% 0.92% 0.22% 0.17% 0.09% 0.30% 0.34% 0.27% 0.43% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2001 2002 2003 2004 2005 2006 YTD

Deposit Market Share

Kane, IL				
Rank	Institution (ST)	Branches	Deposits in Market ($000s)	Market Share (%)
1	**Old Second Bancorp Inc. (IL)**	**19**	**1,470,600**	**17.27**
2	BMO Financial Group	14	809,363	9.50
3	National City Corp. (OH)	15	773,064	9.08
4	Fifth Third Bancorp (OH)	16	762,236	8.95
5	JPMorgan Chase & Co. (NY)	14	744,852	8.75
6	First American Bank Corp (IL)	6	361,201	4.24
7	Elgin Bancshares Inc. (IL)	2	338,990	3.98
8	PrivateBancorp Inc. (IL)	2	281,175	3.30
9	FBOP Corp. (IL)	3	257,683	3.03
10	Elgin State Bancorp Inc. (IL)	3	222,251	2.61
	Total For Institutions In Market	**186**	**8,517,225**	

Kendall, IL				
Rank	Institution (ST)	Branches	Deposits in Market ($000s)	Market Share (%)
1	**Old Second Bancorp Inc. (IL)**	**5**	**344,939**	**30.78**
2	First National of Nebraska (NE)	5	177,284	15.82
3	Metropolitan Bank Group Inc. (IL)	3	128,753	11.49
4	BMO Financial Group	2	94,323	8.42
5	Fifth Third Bancorp (OH)	2	73,418	6.55
6	Centrue Financial Corporation (IL)	3	70,408	6.28
7	Bridgeview Bancorp Inc. (IL)	1	69,313	6.18
8	Princeton National Bancorp (IL)	4	53,685	4.79
9	West Suburban Bancorp Inc. (IL)	4	37,037	3.30
10	JPMorgan Chase & Co. (NY)	3	27,186	2.43
	Total For Institutions In Market	**40**	**1,120,741**	

Note: Data as of June 30, 2007.

Source: SNL Financial

Performance Note: Year-to-date data as of September 30, 2007 is annualized. $1.11 $1.35 $1.56 $1.94 $2.03 $1.75 $1.83 15.7% 15.3% 19.1% 20.9% 14.4% 15.8% 17.7% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2001 2002 2003 2004 2005 2006 YTD 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Diluted EPS ROAE

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